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                                                               Exhibit 10(ii)(m)


     Subsection 2(b) of the J. C. Penney Company, Inc. 1993 Non-Associate Directors' Equity Plan is hereby deleted in its entirety and the following substituted therefor:


2(b) Nontransferability. No Stock Option or Restricted Stock Award (prior to the time the restrictions lapse) granted under the Plan will be assignable or transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or any successor statutes thereto, or as permitted pursuant to any rule, regulation, or interpretation of the Securities and Exchange Commission applicable thereto, and any attempt to do so will be void. No Stock Option will be exercisable during the Participant's lifetime except by the Participant or the Participant's guardian or legal representative, or by a permitted transferee pursuant to this subsection. The restrictions on transfer, sale, assignment, pledge, encumbrance or disposition contained in subsection 2(c)(i) below shall not apply to a permitted transferee pursuant to this subsection.